UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020 (August 7, 2020)

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue – 20th Floor New York, New York 10110		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 7, 2020, Brendan Hoffman, Chief Executive Officer of Vince Holding Corp. (the “Company”) and a member of the Company’s Board of Directors (the “Board”), notified the Board of his decision to resign from his positions to pursue another opportunity, effective August 28, 2020.  Mr. Hoffman’s decision to resign is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The vacancy on the Board created by Mr. Hoffman’s resignation will be filled at a later time.

The Board has appointed David Stefko as an interim Chief Executive Officer, effective August 28, 2020, until a permanent Chief Executive Officer is appointed. Mr. Stefko, age 63, has served as Executive Vice President, Chief Financial Officer of the Company since September 2015, and will continue to do so during this time. Prior to joining the Company, Mr. Stefko served as Group Chief Financial Officer at Sun Capital since September 2011.  Mr. Stefko has over 30 years of senior finance and executive management experience.  There are no family relationships between Mr. Stefko and any director, executive officer or nominees thereof of the Company.  There are no related party transactions between the Company and Mr. Stefko that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated August 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINCE HOLDING CORP.

Date: August 11, 2020	By:	/s/ David Stefko
David Stefko
Executive Vice President, Chief Financial Officer